Amendment No. 1 to
                     Sales Representative Agreement

     This AMENDMENT NO. 1 TO SALES REPRESENTATIVE AGREEMENT (the "Amendment") is made and entered into this 30th day of August, 1999, to be effective as of August 1, 2000 (the "Effective Date"), by and among WELLS-GARDNER ELECTRONICS CORPORATION, an Illinois corporation (the "Company"), JAMES INDUSTRIES, INC., an Illinois corporation (the "Representative"), JAMES J. ROBERTS, JR. ("Roberts") and JOHN R. BLOUIN ("Blouin").

     WHEREAS, the Company, the Representative, Roberts and Blouin entered into that certain Sales Representative Agreement on December 9, 1998 (the "Original Agreement"); and

     WHEREAS, the parties desire to enter into this Amendment and modify certain terms and provisions of the Original Agreement as of the Effective Date;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the same meaning set forth in the Original Agreement.

     2. Section 3 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

     3. Exclusivity. The Representative shall be the Company's exclusive sales representative for the Products for the Markets in the United States of America, Canada and Mexico (the "Territory") only for the accounts listed on Exhibit A attached hereto (the "Current Accounts") and for New Accounts.

     4. Section 5(a), (b), (c), (d) and (d)(sic) of the Original Agreement are hereby deleted in their entirety and replaced with the following:

          5.   Commissions:

               (a) Monthly Commission. On the 45th day after the end of each month, the Company shall pay to the Representative a commission (the "Monthly
                    Commission") consisting of:

                    (i) a commission of 2.70% of Net Sales of Products in the Markets to the Current Accounts for such month; plus

                    (ii) a commission of 1.50% of Net Sales of T-models,
                         excluding consigned panels and controllers for such month.
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               (b)  New Customer Commission.  In addition to the
                    commission payable pursuant to Section 5(a), the Company shall pay to the Representative a commission of 4.0% of the Net Sales of Products to New Accounts for the first twenty-four (24) months of Net Sales to such New Accounts. After the first twenty-four
                    (24) months, the Company shall pay the
                    Representative the rate of commission listed in
                    Section 5(a) for such Net Sales to New Accounts.

               (c)  Omitted.

               (d) Excluded Transactions. Notwithstanding Section 5(a) above, the Company shall pay no commission on the following transactions:

                    (i) Service sales, including parts, labor, finished goods and refurbished monitors to any operators and distributors;

                    (ii) Sales to OEM accounts other than those listed
                         on Exhibit A attached hereto or are New
                         Accounts;

                    (iii)     Sales to the Representative and its
                         affiliates; provided that the Company gives such companies the best available export pricing and terms.

               (d)-1     All Commissions to be paid to the
                    Representative hereunder shall be based upon the Company's invoice price to customers for its Products, excluding amounts invoiced for taxes, freight, C.O.D. charges or insurance.

     5. After Section 5(h), the following new Section 5(i) shall be added:

          (i) On all orders accepted by the Company, the Company agrees to not negotiate a commission below 2.0% to the Sales Representative regardless of the selling price or margin. Any decrease in commission will be negotiated and agreed upon in writing by Blouin or Roberts only if the cumulative gross margin or sales to a Current Account or New Account is less than 12%. This agreed commission percentage excludes t-models and dollar bill validation sales.

     6. Exhibit B and C of the Original Agreement are hereby deleted in their entirety.
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     7.   Exhibit A of the Original Agreement is hereby deleted in its entirety and replaced with the following:

                               EXHIBIT A

                            Current Accounts

Customer A               Customer B               Customer C
Customer D               Customer E               Customer F
Customer G               Customer H               Customer I
Customer J               Customer K               Customer L
Customer M               Customer N               Customer O
Customer P               Customer Q               Customer R
Customer S               Customer T               Customer U
Customer V               Customer W               Customer X
Customer Y               Customer Z               Customer AA
Customer BB              Customer CC

     8. All other terms and conditions of the Original Agreement shall remain in full force and effect.

     9. This Amendment may be executed in counterparts and shall together constitute the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

WELLS-GARDNER ELECTRONICS CORPORATION          JAMES INDUSTRIES, INC.

By:   Anthony Spier                            By: James J. Roberts, Jr.
                                                   John R. Blouin

                   AMENDMENT NO. 1 TO PROMISSORY NOTE

       This AMENDMENT NO. 1 to Promissory Note (the "Amendment") is made this 30th day of August, 1999, effective as of September 1, 1999 by James Industries, Inc., an Illinois corporation (the "Industries"), James J. Roberts, Jr., ("Roberts"), and John R. Blouin ("Blouin") (Industries, Roberts and Blouin are referred to herein as a "Borrower" and collectively as the "Borrowers"), to the order of Wells-Gardner Electronics Corporation, an Illinois corporation (the "Lender"). This Amendment modifies certain terms and provisions of that certain Promissory Note made by Borrowers to Lender as of December 9, 1998 (the "Original Note"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Original Note.

     The undersigned hereby agree to amend the Note as follows:

1. Commencing with the payment of the Monthly Installment for August 2000, the Interest Rate shall be equal to Prime Rate plus 200 basis points.

2. Section 1.4 shall be deleted in its entirety and replaced with the following language:

     1.4 Principal at Maturity. The entire unpaid principal balance of the Loan shall be due and payable on the earlier to occur of (i) August 15, 2001 or (ii) the date which is six (6) months after the date notice of termination of the Sales Representative Agreement is given (the "Maturity Date").

3. Schedule A shall be deleted in its entirety and replaced with the attached Schedule A.

4. All other terms and conditions of the Original Note shall remain in full force and effect.

5. This Amendment may be executed in counterparts and shall together constitute the same Note.

     IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be executed as of the date first written above.

                              JAMES INDUSTRIES, INC.
                              By:  JAMES J. ROBERTS, JR.
                                   JOHN R. BLOUIN

                        VOTING RIGHTS AGREEMENT

     This AGREEMENT dated as of the 30th day of August, 1999, by and among John R. Blouin ("Blouin"), Wells-Gardner Electronics Corporation, an Illinois corporation (the "Company"), James Industries, Inc., an Illinois corporation ("JI"), and James J. Roberts, Jr. individually and as trustee of the James J. Roberts, Trust, UTA Dated 01-23-91 (collectively "Roberts") (each of Blouin, JI and Roberts, a "Shareholder");

     WHEREAS, Roberts and Blouin own beneficially all of the outstanding Capital Stock of JI and Roberts owns beneficially 588,647 of the issued and outstanding Common Shares of the Company (which Common Shares, together with any Common Shares of the Company hereafter acquired by Roberts or JI are hereinafter referred to as "Roberts' Common Shares");

     WHEREAS, all of such Roberts' Common Shares are pledged to various pledgees as collateral for loans; and

     WHEREAS, the Shareholders deem it to be in their mutual best interest and in the best interests of all of the Company's shareholders that an agreement be entered into concerning the voting of the parties' Common Shares for directors of the Company; and

     WHEREAS, the Company is amending its Sales Representative Agreement (the "Representative Agreement") with JI, Roberts and Blouin concurrently with the execution hereof;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, it is hereby agreed as follows:

     1.   Voting For Directors.

     (a) Until Termination of the Representative Agreement (as hereinafter defined) or December 31, 2003, whichever shall first occur, the Shareholders shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares of the Company at every election of directors of the Company, for the election of such slate of nominees as the nominating committee of the Board of Directors (or if there is no nominating committee, then such other committee, or the Board of Directors, as the case may be, performing such function) shall designate. Until Termination of the Representative Agreement or December 31, 2003, whatever shall first occur, neither Roberts nor Blouin shall be a nominee, stand for election or serve as a member of the Board of Directors.

     (b) The obligations of the parties under this paragraph 1 shall terminate with respect to any Common Shares of the Company which they transfer in a bona fide sale or exchange for value.

     (c) The obligations of each of the parties under this Agreement shall also be binding upon any of their transferees, except as otherwise provided herein.

     2. Death. Within ninety (90) days after the death of each Shareholder, the executor or administrator of any Shareholder's estate and the successor trustee of any party shall notify the Company of the provisions of his will and the provisions of a trust, if any, governing the distribution of that Shareholder's Common Shares. Such executor or administrator and successor trustee and all beneficiaries and heirs, devises and legatees of such party, shall be bound by the provisions of paragraph 1 hereof.

     3. Additional Definition. "Termination of the Representative Agreement" shall be deemed to occur if such agreement terminates under paragraph 14 thereof, except that in the event of a termination of the Representative Agreement by the Company under paragraph 14(c) thereof, for purposes of this Agreement, Termination shall be deemed to occur on the later to occur of (a) December 31, 2003, or (b) at the end of any additional period for which the Representative Agreement had then been automatically renewed under paragraph 14(a) thereof.

     4. Endorsement on Stock Certificates. All certificates representing Common Shares shall be endorsed as follows:

          "The voting of the shares representated hereby are subject to restrictions and agreements contained in an agreement dated as of August 30, 1999 by and among Wells-Gardner Electronics Corporation and certain of its shareholders, a copy of which is on file with the Secretary of Wells-Gardner Electronics Corporation."

     5. Termination and Amendment. Anything to the contrary notwithstanding, this Agreement shall terminate and have no further effect on the earlier of (a) any act or event which provides for termination elsewhere in this Agreement, or (b) the Termination of the Representative Agreement, or (c) December 31, 2003. This Agreement may be altered, amended or terminated (except as otherwise provided herein) at any time only pursuant to an agreement in writing, executed by or on behalf of the Company, JI and such of the other parties hereto (or their successors).

     6. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates any and all prior voting agreements, prior and/or contemporaneous communications and/or agreements between the parties, whether written or verbal, express or implied, direct or indirect, relating in any way to the subject matter hereof including, but not limited to the Voting Agreement dated April 26, 1994, the Voting Rights Agreement dated February 29, 1996 and the Voting Rights Agreement dated December 9, 1998.

     7. Notices. All notices, offers and acceptances hereunder shall be in writing and shall be deemed to be communicated (except as otherwise provided herein) when delivered in person or deposited in the U.S. mail, postage prepaid, by registered mail, addressed to the party concerned at the address appearing on the Company's records or at such other or additional place as such party may designate by notice given in accordance with the provisions hereof to the other parties.

     8. Benefit. This Agreement shall be binding as provided herein upon the parties, their heirs, devisees, legatees, beneficiaries, legal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WELLS-GARDNER
ELECTRONICS CORPORATION            JAMES INDUSTRIES, INC.
By:   Anthony Spier                By: James J. Roberts, Jr.
                                   James J. Roberts, Jr.
                                   Trust UTA Dated 01-23-91
                                   John R. Blouin